Exhibit 10.42

FIRST AMENDMENT TO
AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS

THIS FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) is made effective as of March 11, 2016, by and between NETAPP, INC., a Delaware corporation (“Seller”), and GOOGLE INC., a Delaware corporation ("Buyer").

R E C I T A L S

A.Seller and Buyer previously entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of March 9, 2016 (the “Agreement”), pursuant to which Seller agreed to sell, and Buyer agreed to purchase, eight (8) buildings located on the Land situated in the City of Sunnyvale, County of Santa Clara, California ("Property"), and commonly known as follows:  (i) an approximately 46,170 square foot building located at 1299 Orleans Drive, (ii) an approximately 42,624 square foot building located at 1277 Orleans Drive, (iii) an approximately 95,464 square foot building located at 1260 Crossman Avenue, (iv) an approximately 125,648 square foot building located at 1240 Crossman Avenue, (v) an approximately 110,160 square foot building located at 549 Baltic Way, (vi) an approximately 88,320 square foot building located at 641 Baltic Way, (vii) an approximately 43,372 square foot building located at 611 Baltic Way, and (viii) an approximately 43,372 square foot building located at 633 Caribbean Drive, which Property is more particularly described in the Agreement.

B.Seller and Buyer now desire to amend the Agreement, upon the terms and conditions more particularly set forth herein.

A G R E E M E N T

NOW THEREFORE, in consideration of the terms and conditions contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer hereby agree to amend the Agreement as follows:

1.Definitions.  All defined terms used herein without definition shall have the meaning ascribed thereto in the Agreement; provided that all references to "Baltic Avenue" or "Baltic Drive" in the Agreement shall be deemed to be "Baltic Way" for all purposes.

2.Contingency Deadline.  Notwithstanding anything to the contrary in the Agreement, the expiration of the Contingency Deadline is hereby extended to 12:00 p.m. (Pacific Time) on March 15, 2016, for all purposes of the Agreement.

3.NetApp Leases.  Notwithstanding anything to the contrary in the Agreement, Seller and Buyer agree that the expiration dates for the NetApp Leases will be as follows: (i) 1260 Crossman will expire May 31, 2016; (ii) 1240 Crossman will expire December 31, 2017; (iii) 1299 Orleans will expire March 31, 2017; (iv) 641 Baltic Way will expire May 31, 2016; (v) 603-611 Baltic Way will expire July 31, 2016; and (vi) 549 Baltic Way will expire on May 31, 2016.

4.Miscellaneous.

(a)Effect of Amendment.  Except to the extent the Agreement is modified by this Amendment, the remaining terms and conditions of the Agreement shall remain unmodified and in full force and effect.  In the event of conflict, between the terms and conditions of the Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail and control.  As used in the Agreement, all references to “this Agreement” shall mean and refer to the Agreement as amended by this Amendment.

(b)Entire Agreement.  The Agreement, together with this Amendment, embodies the entire understanding between Buyer and Seller with respect to its subject matter and can be changed only by an instrument in writing signed by Buyer and Seller.

(c)Counterparts.  This Amendment may be executed in one or more counterparts, including facsimile counterparts or electronic counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one in the same Amendment.

(d)Applicable Law.  This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflicts of law principles.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first set forth above.

"SELLER"

NETAPP, INC.,

a Delaware corporation

By: _/s/ Jeffrey K. Bergmann_____________

Name: Jeffrey K. Bergmann

Title:_Interim CFO_

"BUYER"	GOOGLE INC., a Delaware corporation

By: /s/ David Radcliffe
Name: David Radcliffe
Title: VP, Real Estate

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